AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


               THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of February 24, 1999 by and between LASALLE NATIONAL BANK, its successors and assigns ("Bank"), WESTELL TECHNOLOGIES, INC. ("WTI"), WESTELL, INC. ("Westell"), WESTELL INTERNATIONAL, INC. ("International"), AND CONFERENCE PLUS, INC. ("CPI"; WTI, Westell, International, and CPI are collectively referred to herein as "Borrowers").

                                   BACKGROUND

               A. Bank and Borrowers are parties to a Loan and Security Agreement dated as of October 13, 1998 (the "Loan Agreement"), pursuant to which Bank has made loans and advances to Borrowers.

               B. Borrowers have informed Bank that CPI has implemented a stock option plan (the "Stock Option Plan") pursuant to which it has authorized the granting of options to purchase up to 6,500 shares in the aggregate of its common stock to certain of its key employees, and actually granted 6,250 options in accordance with the Stock Option Plan.

               C. Borrowers have requested that the parties enter into this Amendment in order to make certain modifications to the Loan Agreement in connection with the Stock Option Plan.

               D. Borrowers have also informed Bank that they were in violation of their maximum aggregate year-to-date net loss covenant for the nine-month reporting period ended December 31, 1998 and have requested that Bank waive such violation and any Events of Default created thereby, and have also requested that Bank amend their financial covenants.

               E. Bank is agreeable to making such modifications and granting such waiver on the terms and conditions contained herein.

               F. Terms used herein but not defined herein shall have the same meanings assigned to them in the Loan Agreement.

                                     CLAUSES

               NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Borrowers and Bank agree as follows:

               SECTION 1 Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

               1.1 Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definition in its appropriate alphabetical position:

               "CPI Stock Option Plan" means the plan adopted on November 3, 1998 authorizing the granting by CPI to key employees of up to 6,500 options to purchase CPI's common stock, and shall include all agreements entered into in connection with the granting of any option."

               1.2 Section 5.16 is hereby amended by inserting the phrase ",except in connection with the Stock Option Plan" in the twenty first line thereof after the word "Borrower".

               1.3 Section 6.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

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     "6.1 (b)  Financial Covenants.  The Borrowers shall maintain:

               (i) a maximum aggregate year-to-date (net loss)/ minimum net income (exclusive of extraordinary income and losses) for the interim periods ending on the dates set forth below in the amounts set forth below;

                   End of Period       (Net Loss)/Net Income
                      3/31/99             ($35,000,000)
                      6/30/99              ($5,000,000)
                      9/30/99              ($5,000,000)
                     12/31/99              ($3,000,000)
                      3/31/00               $1,000,000
                      6/30/00               $1,000,000
                      9/30/00               $2,000,000
                     12/31/00               $3,000,000
                      3/31/01               $4,000,000
                      6/30/01               $1,000,000
                      9/30/01               $2,000,000
                     12/31/01               $3,000,000
                      3/31/02               $4,000,000
                      6/30/02               $1,000,000

               (ii) at all times, a Leverage Ratio of not more than 1.35:1.0, measured on a monthly basis; and

               (iii) at all times, a Current Ratio of not less than 1.45:1, measured on a monthly basis."

               1.4 Section 6.2(e) of the Loan Agreement is hereby amended by inserting the following at the end thereof: ", and in accordance with the terms of the Stock Option Plan requiring the redemption by CPI of the shares of its stock under the circumstances set forth therein".

               1.5 Section 6.2 of the Loan Agreement is hereby amended by inserting the following new Section 6.2(p) at the end thereof:

               "6.2 (p) Ownership of CPI. WTI shall at all times own, beneficially and of record at least fifty-one percent (51%) of the issued and outstanding stock of CPI."

               1.6 Schedule 5.16 of the Loan Agreement is hereby amended and restated in its entirety in the form of Exhibit A hereto.

               SECTION 2 Waiver. Bank hereby waives Borrowers' failure to be in compliance with their Maximum Aggregate Year-to-Date Net Loss covenant as of December 31, 1998 as evidenced by a waiver letter dated February 11, 1999, and any Events of Default created thereby solely as of December 31, 1998. This shall be a limited waiver and shall not constitute a waiver of any subsequent violations whether of a different or like nature, nor shall it constitute a course of conduct or dealing

               SECTION 3 Representations and Warranties. To induce Bank to amend the Loan Agreement and consider making future loans thereunder, the Borrowers represent and warrant to Bank that:

               3.1 Compliance with Loan Agreement. On the date hereof, Borrowers are in compliance with all of the terms and provisions set forth in the Loan Agreement (as modified by this Amendment) and no Event of Default specified in Section 7 of the Loan Agreement nor any event which, upon notice or lapse of time, or both, would constitute such an Event of Default, has occurred.

               3.2 Representations and Warranties. On the date hereof, the representations and warranties and covenants set forth in Sections 5 and 6 of the Loan Agreement (as modified by this Amendment) are true and correct

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     with the same effect as though such representations and warranties and covenants had been warranties and covenants expressly related to an earlier date, except as disclosed to the Bank on January 19, 1999 that the cumulative net loss at December 31, 1998 exceeded $28,000,000 by $2,500,000 due to unanticipated forward pricing of DSL Systems.

               3.3 Corporate Authority. Borrowers have full power and authority to enter into this Amendment, to make the borrowings under the Loan Agreement as amended by this Amendment, and to incur and perform the obligations provided for under the Loan Agreement and this Amendment, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment.

               3.4 Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Borrowers, fully enforceable against Borrowers, in accordance with its terms.

               3.5 No Conflicting Agreements. The execution and performance by Borrowers of this Agreement will not (i) violate any provision of law, any order of any court or other agency of government, or the Articles of Incorporation or By-Laws of Borrowers, or (ii) violate any indenture, contract, agreement or other instrument to which any Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower.

               SECTION 4 Condition Precedent. The agreement by Bank to amend the Loan Agreement is subject to the following condition precedent:

               4.1 Corporate Authority. Borrowers shall have provided to Bank certified copies of the unanimous written consent of their Boards of Directors authorizing the execution, delivery and performance by the Borrowers of this Amendment and the agreements, instruments and documents executed in connection herewith.

               SECTION 5 General Provisions.

               5.1 Except as amended by this Amendment, the terms and provisions of the Loan Agreement shall remain in full force and effect and are in all other respects ratified and confirmed.

               5.2 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

               5.3 This Amendment may be executed in any number of counterparts.

               5.4 Borrowers hereby agree to pay all out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto (whether or not any borrowings under the Loan Agreement as amended shall be consummated), including, without limitation, the reasonable fees and expenses of Bank's counsel, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.



                    (Remainder of page intentionally left blank)

               IN WITNESS WHEREOF, the Borrowers have caused this Amendment to be duly executed by their duly authorized officers and Bank has caused

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     this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.

                                   WESTELL TECHNOLOGIES, INC.
                                   a Delaware corporation

                                   By:
                                     Title:


                                  WESTELL, INC.
                                   a Delaware corporation

                                   By:
                                     Title:


                                   WESTELL INTERNATIONAL, INC.
                                   a Delaware corporation

                                   By:
                                     Title:


                                   CONFERENCE PLUS, INC.
                                   an Illinois corporation

                                   By:
                                     Title:


                                   LASALLE NATIONAL BANK


                                   By:
                                     Title:



     Exhibit A to Amendment

                                  Schedule 5.16

                                  See attached.

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